Exhibit 21

                         Subsidiaries of the Registrant
                             As of December 31, 1995


    Name                                          Jurisdiction of
                                                   Incorporation

    Advent Guaranty Corporation                   Vermont
    Advent Insurance Company                      Arizona
    Altegra Credit Company                        Florida
    Beaver County Insurance Agency, Inc.          Pennsylvania
    EQK Realty Holdings, Inc.                     Pennsylvania
    Great Cascade Development Company, Inc.       Pennsylvania
    Hampton-Penn, Inc.                            Pennsylvania
    Harva, Inc.                                   Delaware
    Herron Land Company                           Pennsylvania
    Horsham Penn, Inc.                            Delaware
    Integra Bank                                  Pennsylvania
    Integra Brokerage Services Company            Pennsylvania
    Integra Business Credit Company               Pennsylvania
    Integra Community Development Corp.           Pennsylvania
    Integra Holding Company                       Delaware
    Integra Holdings Limited (Dormant)            Delaware
    Integra Investment Company                    Delaware
    Integra Life Insurance Company                Arizona
    Integra Mortgage Company                      Pennsylvania
    Integra Trust Company, National
      Association                                 United States
    LBCC Properties, Inc.                         Delaware
    Liberty Business Credit Corp.                 Pennsylvania
    LSB Properties, Inc.                          Delaware
    LTL Acquisition Corp.                         Delaware
    Motor Garden, Inc.                            Delaware
    New England AFC                               Massachusetts
    Nottingham Corporation                        Pennsylvania
    Palm Beach Hampton Corporation                Florida
    Perry's Landing Yacht Club, Inc.              Pennsylvania
    Pier West, Inc.                               Pennsylvania
    Western Properties, Inc.                      Pennsylvania
    Western Reserve Company                       Pennsylvania